UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2023 (July 3, 2023)

View, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39470	84-3235065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 South Milpitas Blvd.

Milpitas, California, 95035

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (408) 263-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	VIEW	The Nasdaq Global Market
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	VIEWW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On July 3, 2023, the U.S. Securities and Exchange Commission (the “SEC”) announced a settlement with View, Inc. (“View” or the “Company”) resolving the previously-disclosed investigation arising from the Company’s restated warranty-related accruals in its financial statements. In light of View’s self-reporting, prompt remediation and cooperation, the SEC determined not to impose a civil penalty on the Company and there are no ongoing undertakings in connection with the settlement.

As previously reported, on May 31, 2022, View issued a Current Report on Form 8-K that disclosed its total restated year-end 2019 warranty liability as $53 million and its total restated year-end 2020 warranty liability as $48 million. On June 15, 2022, View issued an Annual Report on Form 10-K that marked the completion of the Company’s financial restatement.

On July 5, 2023, the Company issued a press release (the “Press Release”) regarding the settlement with the SEC. A copy of the Press Release is attached hereto as Exhibit 99.1. All of the information in the Press Release is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

d) Exhibits.

99.1	Press Release, dated July 5, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEW, INC.

Date: July 10, 2023	By:	/s/ Bill Krause
	Name:	Bill Krause
	Title:	Chief Legal Officer